PROVIDIAN FINANCIAL CORPORATION
                              STOCK OWNERSHIP PLAN
                                   UK SUB-PLAN

                                       and

                             FIRST AMENDMENT TO THE
                         PROVIDIAN FINANCIAL CORPORATION
                              STOCK OWNERSHIP PLAN
                     (As Amended and Restated June 23, 1998)


                           As adopted on May 11, 1999


1    Article 1: Background and Purpose

1.1 The Providian Financial Corporation Stock Ownership Plan ("Plan") amended and restated on June 23, 1998 was adopted and is maintained by Providian Financial Corporation (the "Company").

1.2 This document constitutes the additional provisions (the "UK Sub-Plan") that are to be read in conjunction with the Plan and are applicable to those Participants under the Plan who are liable to income tax in the United Kingdom. This UK Sub-Plan was adopted by Providian on May 11, 1999 as an amendment to the Plan.

1.3 The purpose of this UK Sub-Plan is to promote the growth and profitability of the Company and its subsidiaries (the Company and its subsidiaries are hereinafter collectively referred to as the "Group") by encouraging selected Employees, Consultants and Non-Employee Directors working in the United Kingdom for the Company, to acquire and retain a proprietary interest in the Company. Such proprietary interest should increase the personal interest and special efforts of such persons in providing for the continued success and progress of the business of the Company, and in particular its United Kingdom operations, as well as providing an enhancement to attract and retain competent Employees, Consultants and Non-Employee Directors to the Company's United Kingdom business.

2.   Article 2: Definition and Construction

All terms used in this UK Sub-Plan shall have the meaning ascribed to them in the Plan, and if not defined in the Plan, shall be given their normal and ordinary meaning except that:

     (a) "Consultant" shall mean any person, including an advisor, engaged by the Company to render consulting services and who is compensated for such services, who in any such case is liable to income tax in the United Kingdom.

     (b) "Employee" shall mean an individual who is a full-time or part-time employee of the Company, including an employee who is also a member of the Board, who in any such case is liable to Schedule E income tax in the United Kingdom.

     (c) "Non-Employee Director" shall mean a member of either (i) the Board of Directors or (ii) a Subsidiary Board of Directors who is not also an Employee, which in any such case is liable to income tax in the United Kingdom.

     (d) "UK Sub-Plan" shall mean the provisions contained herein to be known as the Providian Financial Corporation Stock Ownership Plan UK Sub-Plan, as the same may be amended from time to time.

3.   Article 3: Incorporation of Plan

This UK Sub-Plan shall be ancillary and secondary to the Plan, and the provisions of this UK Sub-Plan shall be applicable to any Participant who has or shall have a liability to United Kingdom income tax in respect of his or her award of Nonrestricted Stock and/or Restricted Stock, in which case the provisions of this UK Sub-Plan shall equally apply as well as the provisions of the Plan under which such award was made. For the avoidance of doubt, this UK Sub-Plan does not apply to any Participants who do not have a United Kingdom income tax liability in respect of their award of Nonrestricted Stock and/or Restricted Stock.

4.   Article 4: Restricted Period

The Restricted Period when defined by the passage of time shall not exceed a period of five years from the date the Restricted Stock is awarded unless the Committee expressly determines otherwise.

5.   Article 5: Withholding

5.1 A Participant shall indemnify and keep indemnified, the Company, on demand in respect of any income tax or primary Class I National Insurance contribution for which any company in the Group is liable to account to the Inland Revenue under the Pay-As-You-Earn ("PAYE") system and for which it would not have been liable to account but for the Participant's participation in the Plan (save to the extent that any such company has already recovered any such income tax or National Insurance contribution by deduction under the PAYE system).

5.2 Any company in the Group shall be entitled, if it wishes, to deduct and retain any amount to which it is entitled under this Article 5 from any payment which is due from it to the Participant.

5.3 Providian (in its own right and as trustee for any other company in the Group) shall have a lien over any shares of Common Stock, whether fully or partly paid, which have been issued, or are to be issued, to a Participant as security for an amount to which any company in the Group is entitled under this Article 5 from the Participant. The Providian shall be entitled to register in the names of such nominee for the Participant as Providian shall direct such number of shares to be awarded to the Participant as Providian determines will have sufficient value, after taking into account any expenses of sale, to cover any amount under this Article 5, such shares (the "Indemnity Shares") to be held by the nominee on the following basis:

     5.3.1     if the  Participant  makes full payment of any sum due under this
               Article 4 within 30 days of written demand therefor being made by Providian, the Indemnity Shares shall be re-registered in the Participant's name; and

     5.3.2 if the Participant does not make payment as specified above, then the nominee shall be authorised and instructed to sell such number of the Indemnity Shares as Providian may direct be sold and shall account to (a) the relevant company for the proceeds of sale up to the amount required to satisfy the Participant's liability under this Article 4 and (b) the Participant for any balance of any said proceeds after deducting any expenses of sale.

5.4 For the avoidance of doubt, this Article 5 shall apply in addition to the provisions of Article 16 of the Plan.